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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

File by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
Maui Land & Pineapple Company, Inc.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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March 28, 2005

To Our Shareholders:

        The 2005 Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. will be held on Monday, May 2, 2005 at 11:00 a.m. at the Kapalua Bay Hotel Ballroom, in Kapalua, Hawaii. Shareholders are cordially invited to attend the meeting. At the meeting, we plan to consider these matters:

  •
  The election of three Class Three directors for a three-year term; and

  •
  Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company to serve for the 2005 fiscal year.

        We know of no other matters to be brought up at the meeting. Your participation is important to the orderly conduct of the Company's business. We urge you to sign and mail your proxy now. If you attend the meeting, you may withdraw your proxy and vote in person, if you wish.

                      Sincerely,

                      /s/  DAVID C. COLE

                      David C. Cole
                       Chairman, President & Chief Executive Officer

MAUI LAND & PINEAPPLE COMPANY, INC.
120 Kane Street, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
    MAUI LAND & PINEAPPLE COMPANY, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. (the "Company") will be held on Monday, May 2, 2005 at 11:00 a.m. at the Kapalua Bay Hotel Ballroom, One Bay Drive, Kapalua, Hawaii, for the following purposes:

  1.
  To elect three (3) Class Three Directors to serve for a three-year term or until their successors are elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as the independent auditor of the Company for fiscal year 2005 and thereafter until its successor is duly elected; and

  3.
  To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        The close of business on March 10, 2005 is the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

        Your attention is directed to the Proxy Statement enclosed.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      /s/  ADELE H. SUMIDA

                      ADELE H. SUMIDA
                       Secretary

Dated: March 28, 2005

MAUI LAND & PINEAPPLE COMPANY, INC.
120 Kane Street, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687

For Annual Meeting of Shareholders To Be Held On
May 2, 2005

PROXY STATEMENT

        This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc. (the "Company").

        You may revoke your proxy at any time before it is voted by delivering to the Company's Secretary a written revocation or a signed proxy card bearing a later date, if the revocation or proxy card is actually received by the Secretary before it is used. Shares of the Company's common stock, no par value ("Common Stock"), represented by properly executed proxies received by the Company at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in those proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted in favor of electing the Board's nominees for director and in favor of the proposal to ratify the Company's independent auditor. The proxy confers discretionary authority on the persons it names as to all other matters that may come before the meeting.

        This proxy statement is first being mailed to shareholders on or about March 28, 2005.

VOTING SECURITIES AND RIGHT TO VOTE

        Holders of record of shares of Common Stock of the Company at the close of business on March 10, 2005 will be entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2005 and at any and all postponements or adjournments.

        The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote. Shareholders do not have cumulative voting. The number of outstanding shares at the close of business on March 10, 2005 was 7,372,550.

        If a majority of the Company's outstanding shares are represented at the meeting, either in person or by proxy, a quorum will exist for conducting business. Abstentions and broker non-votes will be treated as represented at the meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Ratification of the independent auditor will require an affirmative vote of a majority of shares present. Abstentions, but not broker non-votes, will be treated as present at the meeting for this purposes. Therefore, broker non-votes will not affect the outcome of the election of the auditor, but abstentions and withheld authority will have the same effect as negative votes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information as of March 9, 2005 with respect to all persons and "groups" (as defined in applicable securities laws) known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, other than those listed under "—Security Ownership of Management." Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

Name and Address	Number of Shares		Percent of Class
Stephen M. Case Revocable Trust Ka Po'e Hana LLC PMB 249, 1718 M Street, N. W. Washington, DC 20036	3,130,626	(1)(2)	42.3%
The J. Walter Cameron Family Group 3150 Hoomua Drive Kihei, Hawaii 96753	2,200,889	(2)(3)	29.8%
Po'ohala Investments L.P. 3694 Woodlawn Terrace Place Honolulu, Hawaii 96822	648,331	(3)	8.8%
Cameron Family Partnership c/o Hirose Kato & Martin 1728 Wili Pa Loop, Suite 200 Wailuku, Hawaii 96793	399,104	(3)	5.4%

1)
Ka Po'e Hana LLC has power of attorney over the 3,130,626 shares of Company stock that are owned by the Stephen M. Case Revocable Trust. The power of attorney authorizes Ka Po'e Hana LLC to vote the stock and to sell or otherwise make investment decisions with respect to the stock. Therefore, Ka Po'e Hana LLC may be deemed to beneficially own the shares owned of record and beneficially by the Stephen M. Case Revocable Trust.

2)
Richard H. Cameron, Claire C. Sanford, Jared B. H. Sanford, Douglas B. Cameron and the Allan G. Sanford Trust (collectively referred to as the "Cameron Family Stockholders") and Stephen M. Case are the parties to a right of first refusal agreement, dated June 25, 1999 (the "RFR Agreement"). Under the RFR Agreement, the Cameron Family Stockholders and the Stephen M. Case Revocable Trust each grant to the other a right of first refusal regarding the shares of the Company's Common Stock that they each hold from time to time, up to the total number of shares held by the other at any such time. The RFR Agreement provides that before selling any shares to a third party, the person must offer to sell them to the other party to the RFR Agreement.

3)
The J. Walter Cameron Family holdings include 648,331 shares owned by Po'ohala Investments L.P., with respect to which Mary C. Sanford has sole voting and investment power; 142,811 shares owned by Claire C. Sanford; 173,240 shares owned by Jared B. H. Sanford; 118,994 shares owned by Richard H. Cameron, his spouse and minor children (including 5,456 shares allocated to his account in the Maui Land & Pineapple Company, Inc. Employee Stock Ownership Plan "ESOP"); 310,055 shares owned by Douglas B. Cameron; 156,116 shares owned by the Allan G. Sanford Trust, of which Mary C. Sanford is the trustee; 399,104 shares owned by the Cameron Family

  Partnership, whose general partners are Mary C. Sanford, Richard H. Cameron, Claire C. Sanford and Frances E. C. Ort; 201,790 shares owned by the J. Walter Cameron Trust, FBO the Sanford Family, of which Mary C. Sanford, Claire C. Sanford and Bank of Hawaii are co-trustees; and 50,448 shares owned by the J. Walter Cameron Trust, FBO Richard H. Cameron, of which Richard H. Cameron and Bank of Hawaii are co-trustees. Voting and investment decisions with respect to shares held by the Cameron Family Partnership generally require approval of a majority of the general partners. However, all of the partnership's general partners must approve dispositions of the Company's shares. Mrs. Ort has disclaimed sole or shared voting power and sole investment power with respect to the shares held by the Cameron Family Partnership.

Security Ownership of Management

        The following table sets forth information as of March 9, 2005 with respect to the Company's Common Stock beneficially owned by (1) each director and nominee for director, (2) the Company's Chief Executive Officer, and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") and (3) by all directors and executive officers of the Company as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

	Aggregate Number of Shares Beneficially Owned		Percent of Class
John H. Agee	3,131,626	(1)	42.3%
Richard H. Cameron	568,796	(2)	7.7%
David C. Cole	200,000	(3)	2.7%
Brian C. Nishida	30,000	(4)	*
Fred W. Rickert	25,000	(4)	*
Calvin H. Oda	7,000	(4)	*
Thomas M. Gottlieb	5,500	(5)	*
David A. Heenan	3,000	(5)	*
Kent T. Lucien	3,000	(5)	*
Robert M. McNatt	2,160	(6)	*
Fred E. Trotter III	2,000	(5)	*
Walter A. Dods, Jr.	1,500	(5)	*
Duncan MacNaughton	1,000	(5)	*
All directors, nominees and Executive Officers as a group(13)	3,980,582		53.8%

*
less than 1%

(1)
John H. Agee, as President and Chief Executive Officer of Ka Po'e Hana LLC, may be deemed to beneficially own 3,130,626 shares of Common Stock, which are owned of record by the Stephen M. Case Revocable Trust (see Note (1) under "—Security Ownership of Certain Beneficial Owners"). Mr. Agee disclaims beneficial ownership of the 3,130,626 shares of Common Stock. John H. Agee owns of record 750 shares and beneficially 1,000 shares, including 250 shares of unvested restricted stock. Mr. Agee is a Class Three Director.

(2)
Richard H. Cameron owns of record 68,578 shares of Common Stock and may be deemed to own beneficially 568,796 shares of Common Stock. Included are 5,456 shares of allocated to him as a participant in the Company's ESOP; 44,960 shares owned by his spouse and minor children; 399,104 shares owned by the Cameron Family Partnership, 50,448 shares owned by the J. Walter

  Cameron Trust, FBO Richard H. Cameron (see Note (3) under "—Security Ownership of Certain Beneficial Owners") and 250 shares of unvested restricted stock. Mr. Cameron has sole voting and investment power with respect to 73,378 shares, and shared voting and investment power with respect to 495,168 shares. Mr. Cameron is a Class Three Director.

(3)
David C. Cole owns of record 25,000 shares of Common Stock and beneficially 200,000 shares, including 75,000 shares of unvested restricted Common Stock that was awarded to him pursuant to his employment agreement with the Company and vested options and options that will vest within 60 days to purchase 100,000 shares of Common Stock (see "—Employment Agreement for David C. Cole"). Mr. Cole has voting and regular dividend rights with respect to the 75,000 shares of restricted stock, but no investment rights.

(4)
Includes unvested shares of restricted Common Stock awarded to the named executive officer: Mr. Nishida—20,000, Mr. Rickert—24,000, Mr. Oda—5,000. Vesting of the restricted stock is performance based from 2005 through 2007 for Mr. Rickert and from 2005 through 2008 for Mr. Nishida and Mr. Oda. Mr. Rickert, Mr. Nishida and Mr. Oda have voting and regular dividend rights with respect to the restricted shares, but no investment rights. Also includes vested options and options that will vest within 60 days: Mr. Nishida—10,000, Mr. Rickert—1,000; Mr. Oda—2,000.

(5)
Represents vested and unvested restricted Common Stock awarded as part of compensation for services on the Company's Board of Directors. Vested/Unvested shares are: Mr. Gottlieb—750/2,250; Mr. Heenan—750/2,250; Mr. Lucien—750/2,250; Mr. Trotter—750/1,250; Mr. Dods—250/1,250; Mr. MacNaughton—750/250. In connection with a consulting agreement that the Company had with Mr. Gottlieb for approximately three months in 2004, Mr. Gottlieb was awarded 2,500 options to purchase Common Stock, which vested at the conclusion of the consulting agreement.

(6)
Includes 160 shares of Common Stock allocated to Mr. McNatt pursuant to the Company's ESOP and options to purchase 2,000 shares of Common Stock that will vest within 60 days.

BOARD OF DIRECTORS

        The Bylaws of the Company provide for three classes of directors consisting of three members in each class with each class holding office for three years. The first class consists of the three Class One Directors whose term of office expires in 2006. The second class consists of the three Class Two Directors whose term of office expires in 2007. The third class consists of the three Class Three Directors whose term of office expires in 2005.

        Under the Company's Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution. At the Company's March 3, 2003 Board of Directors meeting, the Company's Board of Directors passed a resolution to waive the age restriction with regard to Fred E. Trotter III for the three-year term that began in 2003.

        The Board of Directors has affirmatively determined that directors Agee, Cameron, Heenan, Trotter, Gottlieb, Lucien, MacNaughton and Dods are independent pursuant to Section 121 of the American Stock Exchange Company Guide.

Class One Director—Term expires in 2006:
David C. Cole (52)
President and Chief Executive Officer of Maui Land & Pineapple Company, Inc. since October 2003 and Chairman of the Board since March 2004. Manager of Sunnyside Farms, LLC, in Washington, Virginia since 1997. Since 1997 Mr. Cole has been President of Aquaterra, Inc., an investment management firm that serves as managing general partner for Pan Pacific Venture and Catalyst II, partnerships with interest in software, real estate, agriculture, retailing, and consumer products. Mr. Cole served as Chairman and Chief Executive Officer of Twin Farms Collection, LLC & Subsidiaries, a Mobil Five-Star resort located in Barnard, Vermont, from 2001 to 2003. Mr. Cole has served in a variety of executive positions, including Chairman, President and CEO of Ashton-Tate Corporation, a software company, and Chairman, President and CEO of NaviSoft, Inc., an online publishing software company that was acquired by America Online, Inc. ("AOL") in 1994. From 1994 to 1997, he served as an officer of AOL, initially as President of AOL's Internet Services Company and later as President of AOL's New Enterprises Group. Mr. Cole is the Chairman of the Board of Trustees for the Nature Conservancy of Hawaii, and on the boards of the privately held companies, Twin Farms Collection, Miraval, Life in Balance and Grove Farms Company, Inc. He also serves on the boards of various community and non-profit organizations. Pursuant to the terms of his employment agreement with the Company, Mr. Cole was appointed as a Class One Director to fill the vacancy that was created by the increase in Board size at a special meeting of shareholders held in December 2003 and appointed Chairman of the Board in March 2004.

Walter A. Dods, Jr. (63)
Chairman of BancWest Corporation, a bank holding company in Honolulu, Hawaii since January 2005. He is also the Chairman of First Hawaiian Bank since 1989. Mr. Dods was Chairman and Chief Executive Officer of BancWest Corporation from 1998 through December 2004; Chairman and CEO of First Hawaiian Bank from 1989 to 1998; and President from 1984 to 1989. Mr. Dods serves on the Boards of Alexander & Baldwin, Inc., a diversified company with most of its operations centered in Hawaii, and subsidiary Matson Navigation Company, Inc., an ocean transportation and related shoreside services company. He also serves on the Boards of Pacific Guardian Life Insurance Company and First Insurance Company of Hawaii, Ltd. and the privately held companies, Servco Pacific, Inc. and Grace Pacific Corporation. Mr. Dods is the Hawaii Chairman of the Japan-Hawaii Economic Council and serves as a Trustee of The Nature Conservancy of Hawaii. He also serves on the boards of various other community and non-profit organizations. Mr. Dods was appointed to the Board as of October 1, 2004, to fill the position that was left vacant by the resignation of Randolph G. Moore in August 2004.
Fred E. Trotter III (74)
President of F. E. Trotter Inc., a business consulting firm in Honolulu, Hawaii since 1991. He was a Trustee of The Estate of James Campbell, a private trust, in Honolulu, Hawaii, from 1970 to 1991. Mr. Trotter is a director of the privately held companies, Haleakala Ranch Company and Waterhouse Inc. He is a member of the Executive Committee of JAIC-Shinrai Venture Capital, Investment, Ltd., a Japanese limited partnership. Mr. Trotter serves on the Boards of the Kahuku Community Hospital, The Aloha Council Boy Scouts of America and various other community organizations. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii. Mr. Trotter has been a director of the Company since 1992. On April 28, 2003, Mr. Trotter filed a petition under Chapter 7 of the Bankruptcy Code with the United States Bankruptcy Court, District of Hawaii. On August 12, 2003, Mr. Trotter was granted a discharge under section 727 of Title 11, United States Code.
Class Two Directors—Term expires in 2007:
Thomas M. Gottlieb (52)
Chairman and Founder of Mandara Spa, one of the world's leading operators of luxury resort spas since June 2002. Mr. Gottlieb was the Chief Executive Officer and President of Mandara Spa from January 1996 to June 2002. He has been co-managing Member and co-founder of Palm Cove Capital, a financial services and investment company in Honolulu, Hawaii, since December 2001. Mr. Gottlieb has extensive experience in real estate development, the hospitality industry, banking and venture capital. He founded The Odyssey Club, a luxury multi-site Private Residence Club and Sierra Pacific Investments, a private equity investment company that acquired and operated hotels, spas and office buildings in Northern California. Mr. Gottlieb is a director of the privately held companies, Exclusive Resorts LLC and Grove Farm Company Inc. Mr. Gottlieb has been a director of the Company since May 2004.

David A. Heenan (65)
Trustee of The Estate of James Campbell, a private trust in Honolulu, Hawaii since 1995. He was Chairman, President and Chief Executive Officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson from 1982 to 1995. Mr. Heenan is a director of Aloha Airlines (privately held) and Bank of Hawaii Corporation. He was Chairman of the Company's Board from May 2003 to March 2004. Mr. Heenan has been a director of the Company since 1999.
Kent T. Lucien (51)
Chief Executive Officer of Operations for C. Brewer & Co., Ltd. & Subsidiaries, a privately held company headquartered in Honolulu, Hawaii, with operations in agriculture, real estate, stevedoring and power production since May 2001. Mr. Lucien was Executive Vice President and Chief Financial Officer of C. Brewer and Co., Ltd. from 1991 to May 2001. From 1991 to August 2001, he also was President and a Director of ML Macadamia Partners, a New York Stock Exchange listed master limited partnership, which farmed over 7,000 acres of macadamia orchards. Mr. Lucien serves on the boards of the privately held companies C. Brewer & Co. Ltd., Wailuku Agribusiness and Olokele Sugar Company. Mr. Lucien has been a director of the Company since May 2004.
Class Three Directors—Nominees for election at the Annual Meeting of Shareholders in 2005:
Duncan MacNaughton (61)
Chairman of The MacNaughton Group/Poseiden Properties, Inc., a group of companies that includes real estate development, consulting and leasing since 1985. Mr. MacNaughton has extensive experience in real estate development as principal developer and/or owner of properties including Ainamalu residential subdivision, Kaanapali Royal resort condominiums, Costco Center at Bougainville Industrial Park, Pali Momi Medical Center, Waikele Center and Maui Marketplace, and the exclusive developer for Kmart Corporation's stores in Hawaii. Mr. MacNaughton serves on the boards of several privately held companies and various community organizations. Mr. MacNaughton has been a director of the Company since May 2004.
Richard H. Cameron (50)
Assistant Manager of Borders Express, a retail store in Kihei, Hawaii since January 2002. Mr. Cameron was Chairman of the Company's Board from 1999 to 2003. He has been a private investor in Kihei, Hawaii since 1999. He was the publisher of Maui Publishing Company, Ltd., a newspaper publishing company in Wailuku, Hawaii from 1995 to 2000. Mr. Cameron was Vice President/Property Management of the Company from 1990 to 1995. Mr. Cameron serves on the board of Haleakala Ranch Company, a privately held company. Mr. Cameron has been a director of the Company since 1984.
John H. Agee (56)
President and Chief Executive Officer of Ka Po'e Hana LLC, a private family investment entity since May 2000. He is also Executive Vice President of The Case Foundation, a private foundation in Washington D.C. Mr. Agee was President of Adler Management LLC from 1986 to January 2000. Mr. Agee serves on the boards of Grove Farm Company, Inc. (a privately held company), and various community and non-profit organizations. Mr. Agee has been a director of the Company since 2001.

Certain Relationships and Related Transactions

        See information regarding Haleakala Ranch Company under "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires the Company's officers and directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, except as noted below, based solely upon a review of such reports and amendments thereto received by the Company during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, the Company did not identify any such required report that was not timely filed. Fred Rickert filed one report late arising from a stock compensation grant in September 2004. Brian Nishida filed two reports late arising from stock compensation grants in January and March 2004. John Agee filed one report late arising from stock awards granted in connection with compensation as a Board member in May 2004. Claire Sanford filed two reports late arising from her sale of Company shares in 2004 in 6 separate transactions in August 2004.

Directors' Meetings and Committees

        The Board of Directors held ten meetings in 2004. The Audit Committee held five meetings and the Compensation Committee held eight meetings in 2004. The Nominating and Governance Committee held two meetings in 2004. In 2004, all directors attended at least 75% of the aggregate meetings of the Board and committees on which they serve. The independent directors met three times in executive session in 2004.

        The Audit Committee's duties and responsibilities are set forth in a written charter, which is attached hereto as Appendix A, and summarized in "—Audit Committee Report" below. Members of the Audit Committee are Messrs. Lucien (Chairman), Gottlieb and Heenan. All of the Audit Committee members are independent from the Company and its management, as defined by the listing standards of the American Stock Exchange. The Board of Directors has determined that Mr. Lucien is a financial expert as defined in the Securities and Exchange Commission regulations.

        The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of senior management and directors. The members of the Compensation Committee are Messrs. Trotter (Chairman), MacNaughton (Vice Chairman), Cameron and Dods. Each of these directors is independent as defined by the listing standards of the American Stock Exchange.

        The Nominating and Governance Committee identifies and recommends candidates to fill vacancies on the Board of Directors. The Committee has adopted a written charter. While the charter is not available on the Company's website, it is attached hereto as Appendix B. The members of the Committee are Messrs. Heenan (Chairman), Agee and Dods. All of the Committee members are independent as defined by the American Stock Exchange listing standards.

        The Nominating and Governance Committee's policy is that it will consider any director candidate recommended by shareholders on the same basis as candidates identified by the Committee. Names and resumes of prospective directors should be addressed to Nominating and Governance Committee of Maui Land & Pineapple Company, Inc., c/o Corporate Secretary, 120 Kane Street, P.O. Box 187, Kahului, Hawaii 96733-6687.

        The criteria that will be applied in evaluating any candidate considered by the Committee, including those recommended by shareholders, include whether or not the candidate:

  •
  is familiar with the Maui and Hawaii communities;

  •
  possesses personal and professional integrity, sound judgment and forthrightness;

  •
  has sufficient time and energy to devote to the Company's affairs;

  •
  is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

  •
  has an open-minded approach to, and the resolve to independently analyze, matters presented for consideration;

  •
  will add specific value by virtue of particular technical expertise, experience or skill relevant to the Company's business; and

  •
  understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non-profit organizations, the professions or government.

In addition, both the listing standards of the American Stock Exchange and the Company's bylaws require that a majority of the Board be independent within the meaning of the American Stock Exchange listing standards.

        The Committee identifies nominees for positions on the Company's Board of Directors by requesting names of potential candidates from the other Board members and from the Company's executive officers. The Committee did not retain a third party search firm to identify the nominees to be voted upon at the 2005 Annual Meeting, but by its charter, it is authorized to do so. The Committee reviews resumes of the interested candidates and selects those that pass this initial screening for personal interviews. Each Committee member completes a ranking form that ranks all candidates interviewed and the directors standing for re-election. Based on the scores received by each individual, the nominees are selected for recommendation to the Board of Directors.

        All of the nominees to be voted upon at the 2005 Annual Meeting of Shareholders are directors who are standing for re-election.

        Through April 2004, non-employee directors received attendance fees of $650 for each Board meeting attended; an annual retainer fee of $14,500; additional annual fee of $2,500 if also serving as chairman of a Board committee; and attendance fees of $325 for each committee or subcommittee meeting. As of May 2004, the annual retainer was increased to $30,000 and additional fees for serving as chairman of a Board committee and for meeting attendance were eliminated. In addition, as of May 2004, each non-employee director was granted restricted Common Stock that vest at 250 shares each quarter covering the term of the director's current membership. The directors have voting and regular dividend rights with respect to the unvested restricted shares, but have no investment rights.

        Board members are encouraged, but not required to attend the Company's Annual Meeting of Shareholders. The Company's 2004 Annual Meeting of Shareholders was attended by all but one director.

Communications with the Board of Directors

        Shareholders wishing to submit written communications to the Board should address their communications to Board of Directors of Maui Land & Pineapple Company, Inc. or to the specified individual director, c/o Corporate Secretary, 120 Kane Street, P.O. Box 187, Kahului, Hawaii

96733-6687. All such correspondence will be forwarded to the specified director or in the absence of such specification, to the Chairman of the Board.

Audit Committee Report

        The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal accounting controls and the performance of its internal auditors. The Committee appoints, compensates and retains the independent auditors and monitors their independence and performance. The Committee is composed of three members and operates under a written charter adopted and approved by the Board of Directors. The Board has determined that each Committee member is independent from the Company and its management, as defined by the American Stock Exchange Listing Standards.

        Management is responsible for the preparation and correctness of financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and have delivered an unqualified opinion to that effect.

        The Committee reviewed and discussed with management and the independent auditors the Company's quarterly and annual audited financial statements, and Forms 10-Q for 2004, and Form 10-K for the year ended December 31, 2004, prior to their filing. The Committee reviewed the Company's written press releases of earnings prior to issuance. The Committee discussed with the Company's internal auditors the overall scope and plans for their audits and the results of such audits. The Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

        The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, "Communications with Audit Committees," as amended by SAS Nos. 89 and 90. In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, including matters in the written disclosures and letter that were received by the Committee from the independent auditors as required by Independence Standard Board No. 1, "Independence Discussions with Audit Committees," as amended.

        Based on reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Form 10-K for the year ended December 31, 2004.

Audit Committee:

    Kent T. Lucien (Chairman)
    Thomas M. Gottlieb
    David A. Heenan

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

        The following table summarizes the cash and non-cash compensation paid by the Company for services rendered during each of the last three fiscal years by the Company's Named Executive Officers.

SUMMARY COMPENSATION TABLE

			Long-Term Compensaton Awards
		Annual Compensation
			# of Securities Underlying Options
Name and Principal Position				LTIP Payouts $		All Other Compensation(5)
	Year	Salary
David C. Cole(1) Chairman, President & CEO	2004 2003	$450,000 93,750	— 200,000	$690,000 —	(2)	$552 —
Brian C. Nishida(3) Executive Vice President/Agriculture	2004	241,303	50,000	—		270
Fred W. Rickert(4) Vice President/Chief Financial Officer	2004	99,583	21,000	—		176
Robert M. McNatt Senior Vice President/Community Development	2004 2003 2002	177,583 167,200 166,000	10,000 — —	— — —		1,176 1,037 986
Calvin H. Oda(3) Senior Vice President/Product Development, Maui Pineapple Company, Ltd.	2004	146,667	10,000	—		138

(1)
Mr. Cole was employed by the Company effective October 15, 2003.

(2)
Amount represents the fair value of restricted stock that vested in 2004.

(3)
Mr. Nishida and Mr. Oda were employed by the Company effective January 1, 2004.

(4)
Mr. Rickert was appointed to the position of Vice President/Chief Financial Officer effective September 23, 2004. Includes amount earned from April 26, 2004 (effective date of employment) as Vice President/Finance of Maui Pineapple Company, Ltd.

(5)
"All Other Compensation" amounts represent the value of life insurance benefits.

OPTIONS GRANTED IN LAST FISCAL YEAR

Name	Number Of Securities underlying Options Granted (#)	Percent Of Total Options Granted To Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(1)
David C. Cole	—	—	—	—	—
Brian C. Nishida	50,000	22%	$27.25	1/1/2014	$743,500
Fred W. Rickert	21,000	9%	29.80 to 33.10	5/3/2014 to 9/23/2014	222,100
Robert M. McNatt	10,000	4%	37.99	3/30/2014	105,500
Calvin H. Oda	10,000	4%	27.25	1/1/2014	148,700

(1)
The present value of the grant at the grant date was determined using a Black-Scholes option pricing model.

LONG-TERM INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

		Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non- Stock Price-Based Plans
Name	Number Of Shares		Threshhold (#)	Target (#)	Maximum (#)
Fred W. Rickert(1)	24,000	2005 - 2007	—	n/a	24,000
Brian C. Nishida(2)	20,000	2005 - 2008	—	n/a	20,000
Calvin H. Oda(2)	5,000	2005 - 2008	—	n/a	5,000

(1)
In 2004, Mr. Rickert was awarded 24,000 shares of restricted Common Stock. The shares vest from 2005 through 2007 upon the attainment of certain performance levels of the Company.

(2)
In 2004, Mr. Nishida and Mr. Oda were awarded 20,000 and 5,000 shares, respectively, of restricted Common Stock. The shares vest from 2005 through 2008 upon the attainment of certain performance levels by the Company's pineapple operations.

Pension Plan

        The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under the Maui Land & Pineapple Company, Inc.

Pension Plan for Non-Bargaining Unit Employees and the Company's Supplemental Executive Retirement Plan ("SERP"):

ESTIMATED ANNUAL BENEFIT FROM QUALIFIED DEFINED BENEFIT PLAN
AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

	Years of Service at Age 65
Final 5-Year Average Annual Salary
	15	20	25	30	35
$100,000	$18,848	$25,130	$31,413	$37,696	$41,884
125,000	24,473	32,630	41,788	48,946	54,384
150,000	30,098	40,130	50,163	60,196	66,884
175,000	35,723	47,630	59,538	71,446	79,384
200,000	41,348	55,130	68,913	82,696	91,884
225,000	46,973	62,630	78,288	93,946	104,384
250,000	52,598	70,130	87,663	105,196	116,884
275,000	58,223	77,630	97,038	116,446	129,384
300,000	63,848	85,130	106,413	127,696	141,884
325,000	69,473	92,630	115,788	138,946	154,384
350,000	75,098	100,130	125,163	150,196	166,884
375,000	80,723	107,630	134,538	161,446	179,384
400,000	86,348	115,130	143,913	172,696	191,884
425,000	91,973	122,630	153,288	183,946	204,384
450,000	97,598	130,130	162,663	195,196	216,884
475,000	103,223	137,630	172,038	206,446	229,384
500,000	108,848	145,130	181,413	217,696	241,884

        Compensation covered by the qualified pension plan and the SERP is generally only base salary. Retirement benefits are computed based on each participant's years of service at the Company, age, earnings and retirement date and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation ($170,000 in 2005) or (2) the maximum compensation limitation ($210,000 in 2005; $205,000 in 2004; and $200,000 in prior years), the SERP provides an additional benefit to make up the difference.

        At December 31, 2004, the following Named Executive Officers were credited with approximately the following years of service for pension computation purposes: Mr. Cole—0.2; Mr. Nishida -0-; Mr. Rickert -0-; Mr. McNatt—8.0; Mr. Oda -0-.

Executive Severance Plan

        The Company has an Executive Severance Plan covering certain management employees of the Company, including named executive officer, Robert M. McNatt. Payments under the Executive Severance Plan will be made to a participant who is terminated from employment as a result of a restructuring or downsizing in operations; discontinuance of certain business activities; or elimination of a position with no comparable position within the Company being offered to the participant. The amount of the severance payment is twelve months of base salary for vice presidents and one month's base salary for each year of service with a minimum of twelve months and a maximum of eighteen months for the chief executive officer (Mr. Cole has chosen not to participate in the Executive Severance Plan) and executive vice presidents. This payment will be made on the regular payroll schedule for the number of months that the participant is eligible to receive payment. If an incentive plan is in effect, the participant also will receive a pro-rated annual incentive plan payment earned during the year in which separation from employment occurred in accordance with the terms of such plan. During the period that the participant is eligible to receive severance payments, the Company will provide health care benefits with the same coverage and same employer contributions as the participant was receiving before termination of employment.

Employment Agreement for David C. Cole

        Mr. Cole has an Employment Agreement with the Company (the "Employment Agreement") to serve as President and Chief Executive Officer, effective October 15, 2003, continuing for an indefinite term at the pleasure of the Board of Directors (the "Board"). Pursuant to the Employment Agreement, Mr. Cole was appointed as a director upon the approval by the Shareholders, in December 2003, of the expansion of the size of the Board. He was appointed Chairman of the Board in March 2004.

        Mr. Cole receives a base salary of $450,000 per year, with his performance to be reviewed annually by the Board to determine if an increase is warranted. He is eligible to participate in the Company's employee and executive benefit plans and programs, other than the Executive Severance Plan. These plans do not presently offer equity compensation. In lieu of participation in those plans, Mr. Cole was issued 100,000 shares of restricted stock and 200,000 nonqualified stock options. In that regard, Mr. Cole also has entered into a Restricted Share Agreement (the "Restricted Share Agreement") and a Stock Option Agreement (the "Option Agreement") with the Company, which are further described below.

        Mr. Cole's employment will continue at the pleasure of the Board until terminated with or without cause by the Board or by his death, disability, voluntary resignation or resignation for good reason. If Mr. Cole's employment is terminated due to his death or disability, he (or his estate) will be entitled to his salary earned through the termination date, the right to exercise vested options for a year following termination, any vested restricted shares (including, if he dies or is disabled after June 30 of 2005, 2006 or 2007, a pro rata amount based on the portion of the period he served), and any other vested employment benefits. If Mr. Cole's employment is terminated for "cause," he will be entitled only to salary earned through the date of termination, any vested restricted shares, and any other vested employee benefits. If Mr. Cole's employment is terminated without "cause" or he resigns for "good reason," he will be entitled to a severance payment of $450,000, in addition to any salary earned through the date of termination or resignation, the immediate vesting of all unvested restricted shares and stock options, and the right to exercise vested options for six months following termination, in addition to all other amounts earned or accrued but not paid and any vested employee benefits.

        Pursuant to the Employment Agreement, "Cause" includes: a breach of the Employment Agreement by Mr. Cole that is not cured after 15 days notice; a failure or refusal to carry out the Board's policies; a material and intentional or grossly negligent breach of the duty of care or a willful or grossly negligent breach of the duty of loyalty resulting in a material injury to the Company or its shareholders; a conviction or plea of guilty or no contest to any crime for which imprisonment is a possibility or which results in a fine or penalty by the Company; or any knowing violation of a law or regulation that results in a fine or penalty to the Company exceeding $50,000 or a judgment of $1,000,000 or more.

        A resignation for "good reason" includes a resignation within 180 days after: a material breach of the Employment Agreement by the Company; material interference by the Company with Mr. Cole's access to the Board; a decrease in title or compensation or a material decrease in authority; or a "Change in Control" of the Company. For these purposes, a "Change in Control" includes:

  •
  if any person or group (other than an existing shareholder or group of shareholders or their affiliates) beneficially owns more than 30% of the total voting power of the Company's stock on a fully diluted basis, and such beneficial ownership represents a greater percentage of the total voting power of the Company's stock, on a fully diluted basis, than is held by any existing shareholder or group, together with their respective affiliates;

  •
  if a majority of the Board comes to consist of those who are not members on the date of the Employment Agreement, or were not nominated or elected by two-thirds of such directors;

  •
  a merger or consolidation of the Company after which one or more of the current shareholders retains less than 60% of the voting shares of the surviving entity;

  •
  the sale or transfer, not recommended by Mr. Cole of 50% or more of the Company's assets; or

  •
  the Company's approval and implementation of a plan of liquidation or dissolution or the filing of a bankruptcy petition.

        Mr. Cole will be entitled to indemnity pursuant to the applicable law and the Company's current Bylaws and resolutions in effect as to the most favorably indemnified officer or director, or if more favorable, the terms of such Bylaws or resolutions as may later become effective. Mr. Cole will comply with the Company's existing policies on conflicts of interest and business ethics, and will have standard confidentiality and invention assignment obligations. For a one-year period after Mr. Cole's employment is terminated, he agrees not to solicit or encourage Company employees or contractors to leave the Company (without Board approval), or to solicit or encourage current or prospective customers to cease or reduce their business with the Company.

        Under the Restricted Share Agreement, Mr. Cole's 100,000 shares of restricted stock will vest at the rate of up to 25,000 shares per fiscal year from 2004 through 2007, subject to the achievement of certain agreed performance measures. See "—Report of Compensation Committee" for vesting of restricted stock in 2004.

        An additional 25,000-share block will be subject to vesting for each fiscal year 2005 through 2007. The number of shares vested will be determined based on the Company's achievement of a minimum return on equity (i.e., net income after tax, exclusive of extraordinary items such as discontinued operations, asset sales outside the ordinary course of business, and major impairment losses, divided by beginning shareholders' equity, all in accordance with generally accepted accounting principles, unless otherwise agreed), of 10%, with maximum vesting at 20%. The number of shares vested would be calculated on a straight-line basis between the minimum and the maximum. In addition, if any shares do not vest in any year under this calculation, then they would be available for additional vesting based on the Company's average return on equity beginning in 2005. For example, assume that for fiscal year 2005 the Company's return on equity is 15%. Therefore, 50% of the 25,000 share block for 2005, or 12,500 shares, would vest. However, assume that for fiscal years 2005 and 2006 the average return on equity was 16%. An additional 10% of the 25,000 share block for 2005, or 2,500 shares, would vest, in addition to whatever shares vested for fiscal year 2006. Any nonvested restricted shares generally will be forfeited if Mr. Cole's employment is terminated or if not vested in accordance with this schedule, except that any nonvested shares will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason. However, if Mr. Cole dies or is disabled after June 30 of 2005, 2006 or 2007, the number of shares that vest according to the above calculations will be prorated based on the portion of the period served.

        Under the Option Agreement, the grant of Mr. Cole's stock options was effective as of his start date of October 15, 2003. The exercise price for the options is $19.70 per share, the fair market value of the Company's Common Stock on August 11, 2003. The term of the options expires ten years from the date of grant. One-third of the options will vest and become exercisable one year from the date of grant, with the remaining two-thirds vesting in eight equal quarterly installments between the first and third anniversaries of the grant date. Any nonvested options generally will vest immediately if Mr. Cole is terminated without cause, or if he resigns with good reason.

Change in Control Provisions (included in Restricted Share Agreement) with Fred W. Rickert

        Fred W. Rickert, Vice President/Chief Financial Officer of the Company, has an agreement with the Company under which up to 24,000 shares of restricted stock will vest over a three-year period upon the attainment of certain performance criteria by the Company. The agreement provides that if there is a "Change in Control" and if within 180 days, Mr. Rickert voluntarily resigns from employment or is terminated from employment without "Cause" any unvested restricted shares will become vested.

        For the purpose of this agreement, Change in Control" includes:

  •
  if any person or group (other than an existing shareholder or group of shareholders or their affiliates, as of September 23, 2004) beneficially owns more than 30% of the total voting power of the Company's stock on a fully diluted basis, and such beneficial ownership represents a greater percentage of the total voting power of the Company's stock, on a fully diluted basis, than is held by any existing shareholder or group, together with their respective affiliates;

  •
  if a majority of the Board comes to consist of those who are not members on September 23, 2004, or were not nominated or elected by two-thirds of such directors;

  •
  a merger or consolidation of the Company after which one or more of the current shareholders retains less than 60% of the voting shares of the surviving entity;

  •
  the sale or transfer, not affirmatively recommended by the Company's Chief Executive Officer of 50% or more of the Company's assets; or

  •
  the Company's approval and implementation of a plan of liquidation or dissolution or the filing of a bankruptcy petition.

        For the purpose of this agreement, "Cause" includes, failure or refusal to comply with any lawful and reasonable policy or directive of the Board; material and intentional or grossly negligent breach of fiduciary duty of care to the Company or willful or grossly negligent breach of fiduciary duty of loyalty to the Company; conviction or entry of a plea of guilty or no contest to any crime for which imprisonment is a possibility or which results in a monetary fine or penalty payment by Company; any violation of a law or regulation carried out by or at the direction of the executive acting knowingly that results in payment by the Company of a fine, penalty or forfeiture in excess of $50,000 or a civil damages judgment of $1,000,000 or more.

Report of Compensation Committee on Executive Compensation

        The Board of Directors has charged the Compensation Committee with the responsibility of administering the Company's executive compensation program. The Committee is assisted from time to time by independent management consultants who advise the Committee on compensation matters.

        The Committee's philosophy with regard to executive compensation is to attract, retain and reward the level of expertise needed to achieve the Company's business objectives. The Committee believes that compensation should emphasize performance-based variable pay plans rather than base salary and cash bonuses. While base salary is an important part of the compensation program, the Committee manages base salaries with the objective of maintaining relatively low fixed cost levels as the Company shifts reward opportunity into variable pay plans.

        In 2004, the Company, with the approval of the Committee, retained the services of Hay Management Consultants (part of the HayGroup), an independent human resources consulting firm to provide advice and review the reasonableness of compensation paid to executive officers of the Company. The Committee has independent access to Hay Management Consultants. Upon consultation with Hay Management Consultants on salary midpoints for the executive officer positions, the Committee approved increases averaging 3% in the base salary midpoints for the executive officers. The increase in midpoints forms a basis for potential salary adjustments, but do not necessarily result in salary adjustments. The Company's salary system seeks to establish salaries that are 80% to 120% of the midpoint guidelines, based on experience, knowledge of the position and performance level. Midpoint information is derived from a group of U.S. industrial organizations that are similar in size, scope and complexity to the Company.

        In 2004, the Committee reviewed with Mr. Cole (as CEO) the individual performance of the Company's key management employees, and approved salary increases and time-vested stock options for certain executive officers based upon the individual's contributions. Compensation for new executive officers was determined based on compensation information provided by Hay Management Consultants. In 2004, the Compensation Committee awarded performance based restricted shares to Brian C. Nishida, Executive Vice President/Agriculture, Fred W. Rickert, Vice President/Chief Financial Officer and Calvin H. Oda, Vice President/Product Development. The stock options awarded to the executive officers in 2004 and the restricted shares awarded to Mr. Nishida, Mr. Rickert and Mr. Oda were issued pursuant to the Company's 2003 Stock and Incentive Compensation Plan. In 2004, the Committee voted to terminate the Company's prior long-term incentive plan (which covered certain executive officers), including the 2002 cycle of such plan.

        In 2004, the Committee reviewed all compensation paid to Mr. Cole as Chairman, President & CEO of the Company and concluded that it was reasonable. The compensation paid in 2004 to Mr. Cole as Chairman was established in his employment agreement (dated October 2003), and was arrived at through a series of negotiations with Mr. Cole. In 2004, Mr. Cole was paid $450,000 in base salary and did not participate in any cash bonus plan. Mr. Cole's compensation was set in an effort to provide him with a total compensation package acceptable to an executive of his caliber and experience, in light of the then-current financial circumstances facing the Company. A significant portion of Mr. Cole's compensation consists of shares of restricted stock, which will vest only upon the achievement of agreed-upon performance measures, and stock options, which will vest over time provided that Mr. Cole remains with the Company, the value of which will be directly attributable to any increase in value of the Company's Common Stock over its exercise price. The Committee believes that this equity compensation will serve to link Mr. Cole's interests to those of the Company's shareholders and provide him with an incentive for outstanding performance.

        In 2004, 25,000 shares of restricted stock granted to Mr. Cole pursuant to his employment agreement vested at the sole and complete discretion of the Committee's assessment of Mr. Cole's performance against the following performance objectives: (i) return of the Company's agricultural group to breakeven by the end of 2004; (ii) adoption of a strategic plan describing the Company's chosen markets and methods; (iii) configuration and alignment of an executive team with the skills and incentives to implement the strategic plan; and (iv) enrichment and extension of the Company's reputation as a good corporate citizen on Maui and throughout Hawaii.

        In December 2004, the Committee met to discuss a memorandum from Mr. Cole, regarding the evaluation of his performance as the Company's CEO over his first year of service. The Committee discussed each item of the evaluation in detail and unanimously agreed that Mr. Cole had accomplished the objectives for his first year as described in his Restricted Share Agreement (dated October 6, 2003). The Committee acknowledged that the conditions within the pineapple segment made it impossible for breakeven to occur in the fourth quarter of 2004. After further deliberation, the Committee unanimously agreed that 25,000 shares of Mr. Cole's restricted stock would vest immediately.

        Compensation Committee:

    Fred E. Trotter (Chairman)
    Duncan MacNaughton (Vice Chairman)
    Richard H. Cameron
    Walter A. Dods, Jr.

Shareholder Return Performance Graph

        Set forth below is a graph comparing the cumulative total Shareholder return on Maui Land & Pineapple Company, Inc. common stock against the cumulative total return of the S&P Small Cap 600 Index and the S&P 600 Food Products.

*
$100 invested on December 31, 1999 in common stock of Maui Land & Pineapple Company, Inc., S&P Small Cap 600 Index and S&P 600 Food Products.

Compensation Committee Interlocks and Insider Participation

        Members of the Compensation Committee during 2004 were Fred E. Trotter III, Richard H. Cameron, Duncan MacNaughton (from May 2004), Walter A. Dods III (from November 2004), John H. Agee (through April 2004), and David A. Heenan (through April 2004).

        Committee member Richard H. Cameron was an executive officer of the Company until his resignation in October 1995.

        The Company currently leases approximately 1,600 acres of grazing land to Haleakala Ranch Company at an annual rent of $16,000. The lease expires on June 30, 2018. The Company currently leases approximately 365 acres of agricultural land from Haleakala Ranch Company at an annual rent of approximately $38,000, under lease agreements expiring in 2018. Directors Cameron and Trotter are directors of Haleakala Ranch Company. Director Cameron is an officer and major shareholder of Haleakala Ranch.

        Except for the foregoing, no member of the Compensation Committee during fiscal year 2004 served as an officer, former officer or employee of the Company or any of its subsidiaries, or had a relationship discloseable under "Certain Relationships and Related Transactions." Further, during fiscal year 2004, no executive officer of the Company served as a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of the Company's directors or on its Compensation Committee; or as a director of any other entity, one of whose executive officers served on the Company's Compensation Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Deloitte & Touche LLP, independent registered public accounting firm, has been the independent auditor of the Company for many years, and is considered by management to be well qualified. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent auditor of the Company for fiscal year 2005 and thereafter until its successor is duly elected, subject to shareholder ratification.

        A representative of Deloitte & Touche LLP is expected to be present at the annual meeting of Shareholders, will be given an opportunity to make a statement and will be available to respond to appropriate questions. The Audit Committee has considered whether the provision of the below noted services by Deloitte & Touche LLP is compatible with maintaining the independent registered public accounting firm's independence and has determined that the provision of such services by Deloitte & Touche LLP has not adversely affected the independent registered public accounting firm's independence.

        Fees for services performed for the Company by Deloitte & Touche LLP for 2004 and 2003, as well as out-of-pocket costs incurred in connection with these services, are as follows:

Audit Fees

        The aggregate audit fees billed for professional services rendered for the audits of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, and the reviews of the Company's financial statements included in its Quarterly Reports on Form 10-Q, were $295,000 and $265,000, respectively.

Audit—Related Fees

        The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2004 and 2003 were $108,000 and $94,000, respectively. These fees include amounts billed for professional services rendered for the audits of the Company's defined benefit and defined contribution pension plans. Included in 2004 are also fees for professional services in connection with the purchase of the Kapalua Bay Hotel, correspondence and filings with the Securities and Exchange Commission, and various audit related consultations. Included in 2003 are also fees billed for professional services in connection with an internal control review of the Company's recently implemented accounting system.

Tax Fees

        The aggregate fees billed for tax services for the fiscal years ended December 31, 2004 and 2003, were $35,000 and $41,000, respectively. These fees relate to professional services rendered for tax compliance, various tax advice and tax planning.

All Other Fees

        The aggregate fees for services not included above were $239,000 for the fiscal year ended December 31, 2003. These fees were for professional services for the design and implementation of a hardware and software system that processes source data underlying the Company's financial statements.

Audit Committee Policy—Approval of Fees

        Effective as of May 2003, it is the policy of the Audit Committee of the Board of Directors that all fees paid to the Company's independent public accountant must be approved in advance by the Committee. Prior to May 2003, substantially all audit, audit related fees and recurring tax compliance services were approved in advance by the Audit Committee on an annual basis.

        Ratification of the appointment of the independent auditors requires the affirmative vote of the majority of the votes cast by the holders of the Company's Common Stock. If the shareholders should not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's Independent Auditors for the fiscal year 2005.

OTHER MATTERS

        The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.

SOLICITATION OF PROXIES

        The entire cost of soliciting proxies will be borne by the Company. The Company may make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the common stock of the Company and to request authority for the execution of proxies. In such cases, the Company may reimburse such brokerage houses, banks, custodians, nominees and fiduciaries for their expenses in connection therewith. Proxies may be solicited in person or by telephone, mail, facsimile or other electronic means by certain directors and officers of the Company without additional compensation for such services, or by its Transfer Agent, and the cost will be borne by the Company.

SHAREHOLDER PROPOSALS AND NOMINATIONS

        Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") must be received at the corporate offices of the Company on or before November 28, 2005 in order to be considered for inclusion in the Company's proxy statement and proxy card for the 2006 Annual Meeting.

        The Company's Bylaws contain additional requirements that must be satisfied for any proposal of shareholders made other than under Rule 14a-8 or any nomination by a shareholder of directors to be considered at an annual or special meeting. Compliance with these requirements will entitle the proposing Shareholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in the Company's proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a shareholder unless the shareholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, the President or the Secretary of the Company. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting.

        Shareholder notices of any proposals or nominations intended to be considered at the 2006 Annual Meeting will be timely only if received at the Company's corporate offices no earlier than January 2, 2006 and no later than February 1, 2006. However, if the 2006 Annual Meeting is called for a date that is not within thirty days before or after May 2, 2006, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the Company's first mailing of the notice of the 2006 Annual Meeting or the date of the Company's public disclosure of the date of the 2006 Annual Meeting, whichever is earlier.

        To be in proper written form, a shareholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the shareholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of such shareholder;

  •
  the number of shares of stock of the Company owned by such shareholder beneficially and of record;

  •
  a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and

  •
  a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        To be in proper written form, a notice concerning a nomination for election to the Board of Directors must set forth as to each person whom the shareholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the number of shares of stock of the Company owned by the person beneficially and of record; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the shareholder giving the notice:

  •
  the name and record address of such shareholder;

  •
  the number of shares of stock of the Company owned by such shareholder beneficially and of record;

  •
  a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

  •
  a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        In addition, no person will be eligible for election as a director if such election would cause the Company to have insufficient "independent directors" within the meaning of the listing standards of the American Stock Exchange.

        Any notice concerning proposals or nominations sought to be considered at an Annual Meeting should be addressed to the Company's Chairman, President or Secretary at 120 Kane Street, P.O. Box

187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to shareholder proposals or nominations to be considered at any special meeting) may be obtained by contacting the Company's Secretary at the foregoing address, by telephone at 808-877-3351, facsimile 808-877-1614 or e-mail at investor.info@mlpmaui.com.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

        Owners of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate proxy statement, he or she may contact the Company's Secretary at P.O. Box 187, Kahului, Hawaii 96733-6687 or by telephone at 808-877-3351 or e-mail at investor.info@mlpmaui.com.

PROXY INSTRUCTIONS

        A form of proxy for the Annual Meeting is enclosed. You are requested to sign and return your proxy promptly to make certain your shares will be voted at the meeting. As previously stated, you may revoke your proxy at any time before it is voted by delivering a written revocation or a signed proxy card bearing a later date to the Company's Secretary, provided that such revocation or proxy card is actually received by the Secretary before it is used. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. If you attend the meeting, you may vote your shares in person if you so decide. For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/  ADELE H. SUMIDA

                      ADELE H. SUMIDA
                       Secretary

Kahului, Maui, Hawaii
March 28, 2005

APPENDIX A

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company")
CHARTER

I.
Purpose.

  The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

  A.
  The Company's financial reports and other financial information provided to its shareholders or the public; and

  B.
  The Company's system of internal control regarding finance, accounting, legal compliance and ethics established by the Company's management and Board.

  The Company's auditing, accounting, financial reporting and risk management processes generally.

  Consistent with this function, the Committee should encourage continuous efficiency and improvement and should foster adherence to the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

  A.
  Ensure that the Company's outside auditors are independent;

  B.
  Appoint, compensate, retain and oversee the work of the Company's outside auditors and to ensure that the Company's outside auditors are accountable to the Committee and the Board;

  C.
  Monitor the Company's financial reporting process and internal controls system;

  D.
  Review and appraise the audit activities of the Company's outside auditors and internal audit department;

  E.
  Provide an open avenue of communication among the outside auditors, financial and senior management, the internal audit department and the Board;

  F.
  Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential or anonymous submission of complaints by employees;

  G.
  Review all material related party transactions for possible conflicts of interest; and

  H.
  Oversee the Company's Enterprise Risk Management (ERM) function, the purpose of which is to identify potential events and risks that may affect the entity and its objectives.

  The Committee primarily will fulfill these responsibilities by carrying out the activities enumerated in section IV of this Charter.

II.
Composition.

  The Committee shall be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence, experience and other requirements of the American Stock Exchange ("AMEX") and the U.S. Securities and Exchange Commission (the "SEC"). Each member will be free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practice; at least one member of the Committee shall have accounting or related financial management expertise sufficient to meet the qualifications of "audit committee financial expert" as defined by the SEC. All members of the Committee shall not be an "affiliate" of the Company as defined by the SEC and AMEX, and at least two members of the Committee shall be directors who are not related to the Company's officers and do not represent concentrated or family holdings of the Company's shares.

  The members of the Committee shall be appointed by the Board annually and shall serve until their successors are duly elected and qualified. The Board or Chairman of the Board shall appoint one member of the Committee as its chairperson.

  No member of the Committee shall accept any consulting, advisory or other compensatory fee from the Company or any subsidiary, other than in the member's capacity as a member of the Company's board of directors and any board committee.

III.
Meetings.

  The Committee will meet four times annually or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of internal audit department and the outside auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV.
Responsibilities and Duties.

  To fulfill its responsibilities and duties, the Committee shall:

  A.
  Documents and Reports:

  1.
  Review and update this Charter at least annually as conditions dictate;

  2.
  Review the Company's annual financial statements and any reports or other financial information submitted to the public, including any certification report or opinion rendered by the Company's outside auditors;

  3.
  Review at least annually a comprehensive report by the Company's internal audit department;

  4.
  Review the Company's Forms 10-K, 10-Q and 8-K, if any, prior to their filing;

  5.
  Review the annual management letter prepared by the Company's outside auditors and management's response thereto; and

  6.
  The Committee or its designee will discuss quarterly and annual results with financial management and outside auditors, preferably prior to issuance of the press releases on earnings, but no later than the filing of Form 10-Q and Form 10-K, respectively.

  B.
  Outside Auditors:

  1.
  Select and retain the outside auditors (subject to approval by the Company's shareholders), considering, among other parameters, independence, effectiveness, audit fees and other compensation;

  2.
  The Committee shall have the sole authority to approve in advance all audit and legally permitted non-audit services to be performed by the outside auditors.

  3.
  Review and discuss with the outside auditors on an annual basis, all significant relationships the outside auditors have with the Company to determine the outside auditors' independence, and will require a written summary of all such relationships;

  4.
  Review the performance of the outside auditors and approve any change of outside auditors when circumstances warrant; and

    5.
    Periodically and at least annually, consult with the outside auditors in executive session about the Company's internal controls, the fullness and accuracy of its financial statements and the quality of its accounting policies and practices.

  C.
  Financial Reporting Processes:

  1.
  In consultation with the Company's management, outside auditors and internal auditors, review the soundness and accuracy of the Company's financial reporting processes, both internal and external; and

  2.
  In consultation with the Company's management and outside auditors, recommend appropriate changes to the Company's auditing and/or accounting principles and practices.

  D.
  Process Improvement:

  1.
  Establish regular and separate systems of reporting to the Committee by each of management, the outside auditors and the internal auditors regarding significant judgments made in the preparation of financial statements;

  2.
  Following completion of the annual audit, review separately with each of management, the outside auditors and the internal audit department any significant difficulties encountered during the course of the audit, including any limitations on the scope of work or access to required information;

  3.
  Review any significant disagreement among management and the outside auditors or the internal audit department in connection with preparation of the financial statements; and

  4.
  Review with the outside auditors, the internal audit department and management the extent to which changes or improvements in financial or accounting practices as recommended by the Committee have been implemented.

  E.
  Ethical and Legal Compliance:

  1.
  Establish, review and update periodically a Company code of ethical conduct and ensure that management has established a system to implement and enforce this code and establish, review and update periodically a Code of Ethics for members of the Board of Directors;

  2.
  Review management's monitoring of compliance with the Company's ethical code and ensure that management has a proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to the public satisfy legal requirements;

  3.
  Review with the Company's legal counsel any legal matter that could have significant impact on the Company's financial statements; and

  4.
  Perform any other activities consistent with this Charter, the Company's bylaws and governing law as the Committee or the Board deems necessary and appropriate.

  F.
  Enterprise Risk Management

  1.
  Assist management in developing programs to accomplish the following:

  •
  Highlight significant enterprise-wide risks.

  •
  Identify key risk interdependences.

  •
  Establish baseline financial effects of potential losses.

      •
      Establish operational contingency plans to mitigate potential losses.

      •
      Develop a comprehensive risk management discipline.

      •
      Explore any strategic competitive advantages.

    2.
    Review management's monitoring of the ERM function.

V.
Authority

  The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the sole authority to retain and terminate outside counsel and other advisors, at the Company's expense, as deemed appropriate.

APPENDIX B

NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company")
CHARTER

I.
Purpose

  The primary function of the Nominating and Governance Committee (the "Committee") is to assist the Board of Directors (the "Board") by:

  Nominating:

  A.
  Identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders;

  B.
  Identifying and recommending candidates to fill vacancies occurring between annual shareholders meetings; and

  C.
  Recommending to the Board, on an annual basis, director nominees for each Board committee.

  Governance:

  A.
  Developing and recommending to the Board of Directors such corporate and Board governance principles as may be deemed necessary by the Committee to ensure that the Corporation effectively protects and enhances shareholder value;

  B.
  Monitoring the practices of the Board of Directors to ensure compliance with the Corporation's corporate governance principles; and

  C.
  Evaluating and reviewing the performance of the Board of Directors as a whole in order to increase the overall effectiveness of the Board of Directors, and report the results of its evaluation to the Board of Directors annually.

II.
Membership

  The Committee shall consist of no fewer than three members, each of whom shall be a director of the Company. Each member of the Committee shall be "independent" within the meaning of the listing standards of the American Stock Exchange and the Company's own independence requirements, and shall meet all other applicable legal requirements. Members shall be appointed and removed by the Board. A majority of the members of the Committee shall constitute a quorum.

III.
Operations

  The Committee shall meet at least once annually. Additional meetings may occur as the Committee or its chair deems advisable. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of the Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Hawaii.

IV.
Responsibilities

  The principal responsibilities of the Committee are as follows:

  Nominating:

  A.
  Identify and evaluate the qualifications of individuals for consideration as director candidates, including those of directors eligible for reelection. In identifying director candidates, the

    Committee shall take into account all criteria it considers appropriate, which will include whether the potential nominee:

    •
    Has a familiarity with the Maui and Hawaii communities;

    •
    Possesses personal and professional integrity, sound judgment and forthrightness;

    •
    Has sufficient time and energy to devote to the Company's affairs;

    •
    Is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

    •
    Has an open-minded approach to, and the resolve to independently analyze, matters presented for consideration;

    •
    Will add specific value to the Board by virtue of particular technical expertise, experience or skill relevant to the Company's business; and

    •
    Understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non-profit organizations, the professions or government.

    In addition, it is the Company's policy that a majority of its directors shall be independent. The Committee's recommendations for nomination to the Board must take this policy into account. Consistent with the listing standards of the American Stock Exchange, for a director to be considered independent, the Board must determine that he or she has no material relationship with the Company that would interfere with the exercise of independent judgment. No director will be considered independent if he or she:

    •
    Is, or during the past three years was, an employee of the Company or any subsidiary of the Company or an immediate family member of an individual who is, or in the past three years has been, employed by the Company or any parent or subsidiary as an executive officer, other than service as an interim Chairman or CEO;

    •
    Has accepted, or has an immediate family member who has accepted, any payments from the Company or any subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than (i) compensation for board service, (ii) payments arising solely from investments in the Company's stock, (iii) compensation to an immediate family member who is a non-executive employee of the Company or of a subsidiary of the Company, (iv) compensation for prior service as an interim Chairman or CEO, (v) benefits under a tax-qualified retirement plan, (vi) non-discretionary compensation, or (vii) personal loans to executives permitted by the Exchange Act;

    •
    Is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than payments arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed the greater of 5% of the Company's gross revenues for that year or $200,000, in any of the most recent three fiscal years;

    •
    Is, or has an immediate family member who is, employed as an executive officer of another company at any time during the most recent three fiscal years at which any of the Company's officers serve on such other company's compensation committee; or

    •
    Is, or has an immediate family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit engagement at any time during the past three fiscal years.

    For these purposes an "immediate family member" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home (other than domestic employees).

  B.
  Seek to identify, interview and recruit qualified candidates for Board membership;

  C.
  Review recommendations for Board membership received from shareholders and other qualified sources;

  D.
  Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders;

  E.
  From time to time when any Board vacancy occurs, recommend to the Board a candidate to fill the vacancy;

  F.
  Review the appropriateness of a director's continued service on the Board when he or she changes job responsibilities; and

  G.
  Annually review the composition of each committee and present recommendations for committee memberships to the Board as needed.

  Governance:

  A.
  Annually assess and report to the Board on the performance and effectiveness of the Board, the committees of the Board and other issues of corporate governance;

  B.
  Oversee the evaluation of management generally;

  C.
  Review conflicts of interest of Directors, senior executives and consider waivers or other courses of action;

  D.
  Assist the Board of Directors in determining director independence under applicable laws, rules and regulations; and

  E.
  Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

V.
Authority

  The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the sole authority to retain and terminate outside counsel, search firms or other outside experts or consultants, at the Company's expense, as deemed appropriate.

PROXY

MAUI LAND & PINEAPPLE COMPANY, INC.
120 KANE STREET, P. O. BOX 187
KAHULUI, MAUI, HAWAII 96733-6687

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING TO BE HELD MAY 2, 2005

        The undersigned hereby makes, constitutes and appoints DAVID C. COLE, FRED W. RICKERT and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 11:00 a.m. on Monday, May 2, 2005, at the Kapalua Bay Hotel Ballroom, One Bay Drive, Kapalua, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

1.
To elect the nominees listed below as Class Three Directors to serve for a three-year term or until their successors have been elected and qualified:

                JOHN H. AGEE                RICHARD H. CAMERON                DUNCAN MACNAUGHTON

                             FOR                                     WITHHOLD AUTHORITY FOR ALL

                INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.
To ratify the selection of Deloitte & Touche LLP as the Independent Auditor of the Company for the fiscal year 2005 and thereafter until its successor is duly elected.

                             FOR                             AGAINST                             ABSTAIN

        THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS ABOVE. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.

Date: , 2005
Please sign EXACTLY as name(s) appears at left:

If the proxy is signed by an attorney-in-fact, executor, administrator, trustee or guardian, give full title. PLEASE DATE, SIGN AND RETURN PROMPTLY.

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MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS
PROXY INSTRUCTIONS
APPENDIX A AUDIT COMMITTEE OF THE BOARD OF DIRECTORS MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company") CHARTER
APPENDIX B NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS MAUI LAND & PINEAPPLE COMPANY, INC. (the "Company") CHARTER